Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SERVICING AGREEMENT

Dated as of November 5, 2018

by and between

GREENSKY, LLC

and

BMO HARRIS BANK N.A.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (the “Servicing Agreement”) dated as of November 5, 2018 (the “Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its Affiliates that provide, directly or indirectly, any of the services contemplated hereby, “Servicer”), and BMO HARRIS BANK N.A., a national banking association (“Lender”). As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, and administrative services and a technology platform to lenders in connection with lenders originating consumer loans, primarily through a network of Program Merchants and Sponsors (as defined herein) or through consumer direct channels (the “GreenSky® Program”); and
WHEREAS, the GreenSky® Program is administered by Servicer on behalf and under the direction and control of federally-insured, federal- and state-chartered lenders participating in the GreenSky® Program; and
WHEREAS, Servicer and Lender have entered into a Loan Origination Agreement (as hereinafter amended, the “Loan Origination Agreement”), pursuant to which Lender will fund loans through the GreenSky® Program; and
WHEREAS, Lender has conducted due diligence regarding the GreenSky® Program and its suitability for Lender, and Lender desires that Servicer perform certain servicing on behalf of, and at the direction and control of, Lender with respect to the loans made by Lender under the GreenSky® Program and pursuant to the Loan Origination Agreement, and Servicer is willing to perform that servicing; and
WHEREAS, Servicer will act as a first-party servicer in the name of the GreenSky® Program or Lender when performing that servicing.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Servicer and Lender agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

“Action Plan” shall have the meaning set forth in Section 2.03(f)(ii).

“Approved AWS Regions” means the AWS Region where the Production Site is located (the [*****] AWS Region as of the Effective Date) and the AWS Region where the Disaster Recovery Site is located (the [*****] AWS Region as of the Effective Date).

“Audit” shall have the meaning set forth in Section 2.03(a) of this Servicing Agreement.

“Auditors” shall have the meaning set forth in Section 2.03(a) of this Servicing Agreement.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“AWS Organizational Audit” means AWS’s annual SSAE SOC 1 and 2 reports; ISO 27001, 27017 and 27018 Certifications covering the Approved AWS Regions, or substantially equivalent documents.

“AWS Services” has the meaning set out in Section 2.04(a) of this Servicing Agreement.

“Bank Regulator” means any Governmental Authority in Canada or the United States charged with the regulation of financial institutions and that has jurisdiction over a Party, including, without limitation, (a) in Canada, the Office of the Superintendent of Financial Institutions, (b) in the United States, the Federal Depository Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Financial Institutions Examination Council, the Consumer Financial Protection Bureau, and (c) any successor or newly created Governmental Authorities in the United States or Canada charged with the regulation of financial institutions and that has jurisdiction over a Party.

“Billed” means any interest amount ever billed on a Loan whether or not immediately payable.

“Billed Yield” shall have the meaning set forth in Section 3.01(b)(i) of this Servicing Agreement.

“BMO Financial Group” means Lender and its Affiliates.

“BMO Financial Group Data” means all Confidential Information that: (a) BMO Financial Group provides to Servicer in connection with the Services under the Loan Origination Agreement or the Loan Services provided under this Servicing Agreement, (b) relates to Loans, including Personal Information, or (c) results from the processing of the information referred to in (a) or (b) above; provided, however, for the sake of clarity, the Parties acknowledge and agree that the forms and templates of documents and information generally used for the GreenSky® Program shall not constitute BMO Financial Group Data. All Personal Information, Reports and Records are BMO Financial Group Data. Personal Information related to a Loan is not BMO Financial Group Data until after the Loan is assigned to Lender through the GreenSky® Program.

“Business Day” shall mean a day that Lender is open for business but excluding Saturdays, Sundays and legal holidays.

“Change” shall have the meaning set forth in the Loan Origination Agreement.

“Collections” shall mean all cash, checks, notes, instruments and other items of payment.

“Confidential Information” shall mean all non-public information that the Disclosing Party provides to the Receiving Party in connection with this Servicing Agreement and includes (a) all documents, materials, data, and/or information in whatever form or format (including without limitation electronic media) that relates to the business systems, practices, documents, reports, plans, proposals, forecasts, personnel, policies, training materials, complaints, or business continuity plans of the disclosing party and that is not generally known to the public, and (b) information that the Disclosing Party designates in writing as confidential or proprietary information or that the Receiving Party reasonably should know is confidential or proprietary information.  Lender’s Confidential Information includes, (a) all BMO Financial Group Data, and (b) all documents, materials, data, and/or information in whatever form or format (including without limitation electronic media) that relates to Loans and/or Loan Applications. Servicer’s Confidential Information includes the forms and templates of documents generally used for the GreenSky® Program. Notwithstanding the foregoing, the following shall not constitute Confidential Information:  (i) information that the Receiving Party receives from a third party, if the Receiving Party does not

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

know that the third party is bound by any confidentiality obligation to the Disclosing Party regarding the information, (ii) information that is or becomes public other than as a result of breach of this Servicing Agreement by Receiving Party, or (iii) information that the Receiving Party can demonstrate that it developed without reference to the information received from the Disclosing Party or knew before it was disclosed by the Disclosing Party. Personal Information will be treated as Confidential Information by the parties even if the foregoing sentence applies.

“Customer Complaint” means any verbal or written statement where a Borrower for a Loan (either directly or indirectly through a representative, government agency, or consumer protection agency) expresses dissatisfaction due to any action or omission of a Program Merchant, Servicer or any Affiliates or Subcontractors retained to provide Servicing under this Servicing Agreement, other than (i) routine billing error disputes, (ii) routine credit reporting inquiries, or (iii) other routine disputes that are resolved through the initial customer interaction.
“Deficiency Notice” has the meaning set out in Section 2.03(f)(i).

“De-identified Data” means data associated with a Loan that does not identify an individual and with respect to which there is no reasonable basis to believe that the information in Servicer’s possession can be used to identify an individual and that does not constitute non-public personal information as defined pursuant to the Gramm-Leach-Bliley Act, and includes aggregate performance data related to the Loan Services.

“Dispute Resolution Process” shall have the meaning set forth in Section 3 of Schedule H.

“Event of Force Majeure” shall have the meaning set forth in Section 4.01.

[*****]

“Financial Condition Event” shall have the meaning set forth in Section 4.01.

“Governmental Requirements” means, collectively, all United States federal and state statutes, codes, ordinances, laws, and regulations relating to the Servicing of the Loans that may apply to Servicer or Lender either now or in the future, including, but not limited to, applicable federal, state and local consumer protection laws, the federal Truth in Lending Act (Regulation Z), the Equal Credit Opportunity Act (Regulation B), the federal Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the Telephone Consumer Protection Act, and the Fair and Accurate Credit Transactions Act of 2003, the Bank Service Company Act, the Bank Secrecy Act, the Gramm-Leach-Bliley Act (Regulation P), and privacy and anti-money laundering laws, and all regulations, rules, orders, guidance, directives, interpretations and decrees of any United States Governmental Authority related thereto.

“GreenSky® Program ACH Account” shall mean the payment clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky® Program at Fifth Third Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), to which the Borrowers are instructed to remit ACH payments on the Loans.

“GreenSky® Program Payment Clearing Account” shall mean the payment clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky® Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), in order to (a) receive funds from the GreenSky® Program ACH Account for

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

disbursement to Lender’s Designated Account and other accounts held by or for the benefit of lenders in the GreenSky® Program, as applicable, and (b) hold payments from borrowers received in the Lockbox that initially are unable to be attributed to a Loan and disburse such funds to Lender’s Designated Account and other accounts held by or for the benefit of lenders in the GreenSky® Program, as applicable, after identification.

“GreenSky® Program Intellectual Property” shall have the meaning set forth in Section 5.01(d)

“Impacted Party” shall have the meaning set forth in Section 4.01.

“Information Security and Privacy Requirements” means the obligations and requirements set forth in Schedule E.

“Law” shall mean any United States federal, state and local code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to the GreenSky® Program, the Loans, or a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any United States Governmental Authority.

“Lender Indemnified Parties” shall have the meaning set forth in Section 7.14(a).

“Lender’s Designated Account” shall mean a deposit account established and maintained by Lender, or for the benefit of Lender, at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer for the Lockbox and the GreenSky® Program Payment Clearing Account and approved by Lender (which approval will not unreasonably be withheld or delayed), for the purposes of receiving Borrower payments from the Lockbox, the GreenSky® Program Payment Clearing Account and the GreenSky® Program ACH Account.

“Licensed Technology” shall have the meaning set forth in Section 2.05.

“Loan” shall mean a loan originated pursuant to the Loan Origination Agreement and other loans acquired by Lender where Lender and Servicer agree in writing that such loans shall be treated as Loans under this Servicing Agreement, together with any amounts, including interest, fees and other charges, generated with respect thereto; provided, that any Loans that are transferred or that an Economic Participation interest therein is transferred to Servicer or any other Person (other than transfers of Loans by Lender contemplated by Section 7.05 where the transferee agrees to be bound by the terms of the Loan Origination Agreement and this Servicing Agreement) shall, upon such transfer, be disregarded for the purposes of the calculations of Outstanding Balance, the Monthly Accounting, [*****].

“Loan Origination Agreement” shall have the meaning set forth in the Recitals.

“Loan Services” shall mean any services provided by Servicer in connection with the Servicing of Loans under the GreenSky® Program.

“Lockbox” shall mean the address for the lockbox service established for the benefit of the lenders in the GreenSky® Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer for the GreenSky® Program and approved by Lender (which approval will not unreasonably be withheld or delayed), to which the Borrowers are instructed to remit check payments on the Loans.

“Material Subcontractors” means Subcontractors that provide a significant aspect of the Loan Services taken as a whole or have logical or physical access to BMO Financial Group Data.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Noncompliance Event” shall have the meaning given to such term in Section 2.03(f).

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any United States federal, state or local court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

“Outstanding Balance” shall mean, as of any specified date, the original principal amount of a Loan plus any additional Loan draws (if any), plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan.

“Payment Date” shall mean the sixth calendar day of a month, but if such calendar day is not a Business Day, then the first Business Day after the sixth calendar day of the month.

“Permit” shall mean any United States federal, state and local governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

“Personnel” shall mean any Servicer employees, officers, directors, agents and independent contractors engaged in connection with providing Loan Services under this Servicing Agreement.

“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to (a) the aggregate Outstanding Balances of all Loans (i) that, as of the last day of such month, were 4 or more payments past due, or (ii) that, during such month, Servicer charged off as a result of the sole Borrower or all co-Borrowers (as applicable) being the subject of a bankruptcy or similar proceeding or having died, plus (b) the portions of the Outstanding Balance of all Loans that were waived, compromised or forgiven during such month, in each case without duplication. For the avoidance of doubt, in no event shall the Portfolio Credit Losses for a particular month include any amounts that previously were included in Portfolio Credit Losses for a prior month or for which Lender otherwise was compensated.

“Privacy Laws” means United States state and federal laws governing privacy, data protection and information security which are and may in the future be applicable to the Parties, the GreenSky® Program, along with the Loan Services provided by Servicer hereunder, including, without limitation, the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., as such law may be amended from time to time, and all regulations and guidelines promulgated thereunder, as such regulations and guidelines may be amended or supplemented from time to time, including without limitation the “red flag” guidelines promulgated under Section 114 of the Fair and Accurate Credit Transactions Act of 2003 and the Interagency Guidelines Establishing Standards for Safeguarding Borrower Information”, 66 Fed. Reg. 8616, February 1, 2001 and Interagency Guidelines Establishing Information Security Standards (69 Fed. Reg. 77610, December 28, 2004).

“Program Agreements” shall mean the agreements entered into from time to time between Servicer (or its Affiliates) and Program Merchants under which loans originated through the GreenSky® Program by participating lenders will be offered to the Program Merchants’ customers to fund purchases of goods or services.

“Program Merchants” shall mean manufacturers, dealers, merchants, providers, distributors, retailers, contractors or installers of goods or services in the home improvement industry vertical (and such other industry verticals as Lender may agree to in writing from time to time) that have been approved in accordance with the Program Merchant Underwriting Process and have entered into Program Agreements.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“Records Retention Policy” shall have the meaning set forth in Section 2.11.

“Regulatory Termination Event” shall have the meaning set forth in Section 4.01.

“Screened Individual” shall have the meaning set forth in Section 2.13.

[*****]

“Servicer Default” shall have the meaning set forth in Section 4.01.

“Servicer Indemnified Parties” shall have the meaning set forth in Section 7.14(b).

“Services Contingency Plan” shall mean Servicer’s disaster recovery and contingency plans and procedures for the continued operation and restoration of the Loan Services provided to Lender in the event of a catastrophic event affecting Servicer’s business operations.

“Service Transfer” shall have the meaning set forth in Section 4.02(b).

“Servicing” shall have the meaning set forth in Section 2.01(a).

“Servicing File” shall mean all documents, records, and materials related to the Loan Services, including but not limited to the Program Materials.

“Sponsors” shall mean sponsors of Program Merchants that refer Program Merchants to participate in the GreenSky® Program.

“Successor Servicer” shall have the meaning set forth in Section 4.02(a).

“Term” means the period during which this Servicing Agreement is in effect.

“Termination Notice” shall have the meaning set forth in Section 4.01.

Section 1.02    Other Definitional Provisions.

(a)    All capitalized terms used here herein and not otherwise defined herein shall have meanings ascribed to them in the Loan Origination Agreement.

(b)    All terms defined in this Servicing Agreement shall have the defined meanings when used in any notice or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)    The words “hereof,” “herein” and “hereunder” and any words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; and section and schedule references contained in this Servicing Agreement are references to sections and schedules in or to this Servicing Agreement unless otherwise specified.

Section 1.03    Scope and Interpretation.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(a)    Order of Precedence. The following is the order of precedence of documents comprising this Servicing Agreement, from highest to lowest:

(i)	The Schedules and any other document attached to the Schedules.

(ii)	the body of this Servicing Agreement;

Subject to subsection (b) below, if there is a conflict among the documents listed above, the document with the higher precedence will govern over the document with the lower precedence, to the extent of the conflict.
(b)    If a provision in the body of this Servicing Agreement, or the Schedules, or other document attached to a Schedule, specifically describe a different order of precedence from that set out in subsection (a) above, then that provision will govern.

ARTICLE II

ADMINISTRATION AND SERVICING OF LOANS

Section 2.01    Servicing.

(a)    Lender hereby appoints Servicer to service the Loans, on behalf of, and at the direction and control of, Lender substantially in accordance with the common servicing standards established for the GreenSky® Program as provided herein and in accordance with the customary industry servicing practices of prudent lending institutions that service loans of the same type as the Loans, which shall include, but not be limited to, account opening, transaction processing, customer service, statement generation, reporting, billing, repayment disbursements, management, administration, collection, customer service, and consumer complaint identification, monitoring and resolution, in accordance, where applicable, with the criteria established and adopted by Lender and set forth in this Servicing Agreement including Schedule A (“Servicing”).

(b)    Servicer agrees to provide Servicing of the Loans in accordance in all material respects with applicable Law, the terms of the Program Materials, and in accordance with Section 2.01(a) above.

(c)    Servicer agrees to timely deliver to Lender the servicer reports with respect to the Loans as are set forth on Schedule B, and such other reports as the Parties may agree from time to time, in mutually agreeable format (collectively, “Reports”). For avoidance of doubt, the Parties may agree in writing on additional reports or modifications to the Reports without requiring a formal amendment to this Servicing Agreement.

(d)    Under the supervision and control of Lender, and in the Lender’s name, and consistent with its obligations under this Servicing Agreement, Servicer shall have authority to do all things on behalf of Lender in connection with such Servicing that are reasonably necessary or desirable and in compliance in all material respects with applicable Law. Such authority includes, without limitation, filing chargebacks with the applicable payment card network, enforcing contractual rights to reimbursement or refunds from Program Merchants and Sponsors, and crediting Borrower(s) accounts. Notwithstanding the foregoing, except as provided herein, until a Loan has become subject to a Portfolio Credit Loss, and thereafter until Lender has been compensated for the related Portfolio Credit Loss, Servicer shall not, without the prior approval of Lender, (i) modify the material terms of the Loans, including, but not limited to, interest rate and maturity date, or (ii) waive Borrower payment delinquencies.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(i)     Notwithstanding the generality of the foregoing, for Lender’s benefit, Lender authorizes Servicer to settle all Borrower complaints and disputes on behalf of, and in the name of, Lender, provided that any individual settlement does not involve a total amount (principal, finance charges, and fees) of more than $20,000.00. All formal settlements shall be documented using settlement and release agreements adopted by Lender substantially in the form attached hereto as Schedule D. In the event that any settlement amount would exceed $20,000.00, Servicer will obtain advance settlement authority from Lender.

(ii)     The modification of the terms of a Loan, waiver of Borrower payment delinquencies, or other settlement shall have no effect upon the treatment of the Outstanding Balance of such Loan as a Portfolio Credit Loss.

(e)    (i)    Without limiting the generality of the foregoing, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, agrees to: (A) timely invoice each Borrower for all payments required to be paid by such Borrower, which invoice may be electronic, (B) direct each Borrower to remit such payments due by such Borrower directly to the Lockbox or the ACH Account in accordance with Section 2.01(e)(ii), and (C) maintain, with respect to each Loan, complete and accurate records in accordance with customary industry practices.

(ii)    Servicer shall instruct Borrowers to make all payments on the Loans as follows: (A) if such payments are made by wire transfer, ACH or direct deposit, then Servicer shall instruct Borrowers to make such payments to the GreenSky® Program ACH Account, and Servicer shall cause such amounts to be swept to the GreenSky® Program Payment Clearing Account and transferred and posted to the Lender’s Designated Account within two Business Days, and (B) if such payments are made by check, cash or other means, then Servicer shall instruct Borrowers to make such payments to the Lockbox, and Servicer shall cause such amounts to be transferred and posted to the Lender’s Designated Account within two Business Days. In the event that Servicer shall at any time receive any payment with respect to any Loan directly from a Borrower, Servicer shall deposit such amount into the Lender’s Designated Account or shall forward such amount to the Lockbox (for subsequent transfer to the Lender’s Designated Account) within two Business Days after receipt. Notwithstanding the foregoing, if any amounts that are received in the Lockbox or the GreenSky® Program ACH Account or that are received directly by Servicer are not accompanied by a payment coupon or otherwise are unidentifiable, Servicer initially may deposit such amounts in the GreenSky® Program Payment Clearing Account and shall forward such amounts or direct such amounts to be forwarded (as applicable) to the Lender’s Designated Account or to the Lockbox (for subsequent transfer to the Lender’s Designated Account) as soon thereafter as practicable after they are identified as being attributable to a Loan. All payments received by Servicer from a Borrower are received on behalf of Lender for immediate credit to Borrower’s loan account. From time to time, Servicer may arrange for one or more financial institutions to act as a custodian or nominee to hold certain of the accounts contemplated by the Loan Origination Agreement or this Servicing Agreement, and, in such event, Lender agrees to enter into customary agreements with Servicer and such financial institutions in furtherance thereof.

(iii)    Anti-Money Laundering. In connection with this Servicing Agreement, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will comply with all applicable United States anti-money laundering and sanctions laws, including without limitation the Bank Secrecy Act, USA Patriot Act of 2001, as amended, and any similar applicable Laws (collectively, the “Anti-Money Laundering Laws”). Servicer, on behalf of, and subject at all times to the direction and control of, Lender, shall comply with applicable Laws enforced or implemented by the United States Treasury Department’s Office of Foreign Assets Control or any other United States governmental authority’s rules, regulations and sanctions related to foreign asset control, and shall have policies and controls designed to ensure that any Borrower or co-Borrower for a Loan is not subject to sanctions and does not appear on any list of known or suspected terrorists or terrorist organizations issued by any

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

United States Federal governmental agency, including the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC list”). Without by implication limiting the generality of the foregoing, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, will conduct the requisite due diligence in connection with this Servicing Agreement for purposes of the Anti-Money Laundering Laws, including periodic review of Borrowers against the OFAC list, and will maintain sufficient information to evidence such actions and identify the applicable Borrowers for purpose of the Anti-Money Laundering Laws. Servicer shall retain on behalf of Lender, and make available to Lender upon request, any records, documents and information requested by Lender demonstrating Servicer’s compliance with the Anti-Money Laundering Laws and regulations. Servicer, on behalf of Lender, will monitor for any potential or actual suspicious activity detected in connection with a Loan, as applicable, including any potential or actual suspicious activity that is committed by Borrower, co-Borrower or Borrowers. Such suspicious activity includes any potential or actual activity or transaction that involves fraud, violations of applicable Law or which appears to have no legitimate purpose. If, in connection with a Loan, (a) Servicer identifies suspicious activity not cleared by Servicer’s review processes, (b) confirmed OFAC matches are detected, or (c) Servicer receives any notices from any Governmental Authority alleging Servicer’s non-compliance with Anti-Money Laundering Laws, then Servicer promptly, and in all cases within five (5) Business Days, will notify Lender in writing of the precise nature of any such notice or activity and provide Lender with any relevant information and documents concerning the matter. Further, Servicer agrees to reasonably cooperate with Lender and to provide Lender with any additional information and documentation reasonably requested regarding any investigation of potential or actual suspicious activity.

(f)    Prior to the Effective Date, Servicer has identified to Lender all current Material Subcontractors. [*****]. Servicer will cause each Subcontractor to comply with Servicer’s applicable obligations under this Servicing Agreement given the services performed by such Subcontractor. Servicer will be responsible for the performance of all Subcontractors and shall indemnify and save harmless Lender from and against any liabilities, losses, damages, claims, demands, actions, causes of action, and related costs, including reasonable attorney fees, resulting from the use of the services of any Subcontractors. Such indemnification shall be subject to the provisions of Section 7.14 and Section 7.15. Servicer agrees that it alone shall be responsible for payment of all fees due and payable to any Subcontractors that it retains in connection with the provision of the Loan Services hereunder. [*****].

(g)    Lender shall own and have reasonable access to all Borrower records including, but not limited to, Loan documents, at such time and in such commercially reasonable manner as shall be requested by Lender. Lender and Servicer may utilize such records for the purposes of marketing other products and services to Borrowers as permitted by Law, Lender’s privacy policy (to the extent applicable), and the terms of the GreenSky® Program, but subject to any limitations imposed by the Program Agreement(s). Lender will share information with Servicer for such purposes based on the written authorization of the Borrower to Lender to share nonpublic financial information with Servicer. Notwithstanding anything herein to the contrary, since the Loans are at all times the sole property of Lender, Lender shall have the unconditional right, at any time and from time to time, to take possession of the original Loan documents or other original evidence of the debt owed by any Borrower, and Servicer shall promptly deliver the same to Lender on Lender’s request.

(h)    Servicer shall not institute collection litigation with respect to a Loan without the prior express written consent of Lender, and Servicer shall not be obligated to institute collection litigation unless it concludes that it is commercially reasonable.

(i)    Servicer shall pay all of its expenses incurred in connection with the Servicing of the Loans, which for the avoidance of doubt shall not include state documentary taxes.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(j)    Notwithstanding any provision to the contrary in this Servicing Agreement, Lender grants Servicer a perpetual (during and after the Term), non-exclusive, non-transferable (except in accordance with the provisions permitting assignment of this Servicing Agreement), non-sublicensable, irrevocable license to share Borrower information with Program Merchants, Sponsors and other financial institutions participating in the GreenSky® Program as permitted by the Gramm-Leach-Bliley Act, for the purpose of (i) effecting, administering, and enforcing a loan or other transaction requested or authorized by such Borrower, (ii) protecting against or preventing actual or potential fraud, unauthorized transactions, claims, or other liability, or (iii) sharing such information with persons holding a legal or beneficial interest relating to such Borrower. To facilitate such information sharing, Lender directs Servicer, as its agent and subject to oversight and control by Lender, to share such information with such third parties for the purposes described in this Section 2.01(j).

(k)    Without prior express written consent of Lender, Servicer will provide all Loan Services hereunder only from locations in the United States and ensure that, in the ordinary course of the provision of the Loan Services, all Confidential Information of Lender remains only in the United States.

(l)    Servicer shall create back-ups of all Borrower records on a periodic basis in accordance with industry standards and will store such back-ups in an encrypted format in a secure offsite location. Such back-ups will be retrieved and used in accordance with the Services Contingency Plan, without any additional cost to Lender.

(m)    [*****].

Section 2.02    Compliance.

(a)    Lender will adopt, and Servicer will administer, policies and procedures for the GreenSky® Program.

(b)    Servicer agrees to observe and comply in all material respects with all Governmental Requirements applicable to the Servicing of the Loans.

(c)    Servicer agrees to provide Servicing of the Loans in accordance with the terms of the Program Materials.

Section 2.03    Audit Rights.

(a)    During the Term of this Servicing Agreement and for a period of twenty-four (24) months thereafter, Lender and its designated representatives (collectively, “Auditors”) may audit, review and inspect (“Audit”) Servicer for (i) verifying compliance with the terms of this Servicing Agreement and applicable Law relating to Servicer’s performance of its obligations under this Servicing Agreement, including verifying fees and expenses; (ii) assessing the adequacy of internal controls relating to the Loan Services provided hereunder; (iii) verifying the security and integrity of BMO Financial Group Data, including Records and Reports, and to examine the systems related to processing, storing, and transmitting the BMO Financial Group Data; and (iv) for purposes required by any Bank Regulator. Servicer agrees to make reasonably available Servicer’s facilities, Personnel and Records relating to this Servicing Agreement, including policies and procedures, to Auditors when reasonably requested by Lender and in no event more than 30 Calendar Days after Lender’s request. Servicer will provide Auditors reasonable cooperation with Audits. [*****]. Lender may make copies and abstracts of audited materials. Audits may occur (i) on a quarterly basis or such other frequency reasonably agreed by Servicer and Lender to enable Lender or its auditors to perform reasonable audit procedures on (A) Servicer’s accounting, information technology, loan origination, loan servicing and collection policies and operations, (B) to review such other

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

information or data necessary for Lender to perform reasonable risk and compliance analysis with respect to the Loan Services being provided by Servicer hereunder, and (C) to confirm compliance with the Underwriting Criteria and the performance of the Loans, or (ii) as otherwise required by a Bank Regulator. Lender’s failure to exercise its right to audit Servicer pursuant to this Section 2.03(a) shall not act as a waiver of any of its rights or remedies under this Servicing Agreement.

(b)     Lender and its Affiliates are subject to supervision and oversight by Bank Regulators, and to regulations and regulatory guidance issued by Bank Regulators setting forth their expectations for financial institutions when engaging servicers and vendors. In addition to the Audit rights in subsection (a) above, Servicer agrees that a Bank Regulator will be entitled to:

(iii)exercise Lender’s rights to Audit pursuant to this Servicing Agreement and accompany any Auditor during any Audit;

(iv)access and make copies of any internal audit reports (and associated working papers and recommendations) prepared by or for Servicer in relation to the Loan Services provided hereunder, subject to the Bank Regulator(s) executing appropriate confidentiality documentation in form and content reasonably satisfactory to Servicer;

(v)access and make copies of the findings of any external audits obtained by Servicer, including Organizational Audits (and associated working papers and recommendations), in relation to the Loan Services provided hereunder, subject to the consent of Servicer’s external auditors that prepared such audit (which Servicer will make reasonable efforts to obtain), and to the Bank Regulator(s) executing appropriate confidentiality documentation in form and content reasonably satisfactory to Servicer and such external auditor(s); and

(vi)share any findings as a result of its exercise of the above named rights with Lender

(c)    Servicer shall comply with the following requirements with respect to any Subcontractors retained by Servicer to provide Loan Services under this Servicing Agreement:

(i)    Servicer will use commercially reasonable efforts to ensure Material Subcontractors maintain complete and accurate books, records, data and other documentation with respect to matters related to this Servicing Agreement;

(ii)    [*****]; and

(iii)    [*****].

(d)    At least annually during the Term of this Servicing Agreement, Servicer will conduct an IS Controls Organizational Audit. In connection therewith:

(i)Servicer will promptly provide to Lender the report from each IS Controls Organizational Audit;

(ii)in addition to including a description and assessment of security, availability and confidentiality controls, the IS Controls Organizational Audits will also include a description of

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

organizational controls relating to the Loan Services, within the general framework of the type of IS Controls Organizational Audit in question; and

(iii)Servicer will discuss with Lender in good faith potential additions to an IS Control Organizational Audit that are reasonably requested by Lender.

(e)    At least once annually according to the timing below during the Term of this Servicing Agreement, Servicer will conduct a Financial Controls Organizational Audit. In connection therewith:

(i)Servicer will provide to Lender the report from each Financial Controls Organizational Audit within ten (10) Business Days after its issuance to Servicer. The Financial Controls Organizational Audit will provide details of the audit findings, including a review of Servicer’s risk management and internal controls in connection with the Loan Services provided hereunder. Servicer agrees that the first Financial Controls Organizational Audit will be provided to Lender no later than December 29, 2018, and that each year of the Term thereafter the Financial Controls Organizational Audit will be provided to Lender no later than November 20th each year.
(ii)If the “period end date” for any Financial Controls Organizational Audit is more than three (3) months from Lender’s current fiscal year end (October 31st), Servicer will provide Lender a bridge letter confirming to Lender that since the preparation of the Financial Controls Organizational Audit, based on management’s awareness, there have been no significant changes to:

(A)	The internal controls examined in the Financial Controls Organizational Audit;

(B)
The internal controls used by Servicer, its Affiliates and Material Subcontractors related to the provision of Loan Services that may or would affect the conclusion reached in the Financial Controls Organizational Audit report; and

(C)	If there have been any such changes, Servicer will identify them in the bridge letter to Lender.

(iii)The bridge letter will be signed by an individual within Servicer who has the appropriate level of authority and who has made appropriate inquiries of those responsible for the internal controls of Servicer, its Affiliates and Material Subcontractors, and will be delivered to Lender in accordance with the notice provisions in this Servicing Agreement.

(f)    Upon completion of any Organizational Audit, Servicer will provide Lender and, upon request, Lender’s Auditor with a copy of the Organizational Audit report. If any unremediated material deficiencies are noted through an Audit, Organizational Audit or other audit, review or inspection pursuant to this Section 2.03, Servicer will:

(i)provide written notice which sets out reasonable details of such deficiencies (the “Deficiency Notice”);
(ii)within thirty (30) days of Lender’s receipt of the Deficiency Notice, a plan of action to correct the deficiencies set out in the Deficiency Notice, which, at a minimum, includes: (i) details of actions to be taken by Servicer, its Affiliates and its Subcontractors (as applicable) to correct the deficiencies, and (ii) target dates for successful correction of the deficiencies (“Action Plan”); and

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(iii)upon Lender’s request, provide Lender with updates on Servicer’s progress in meeting the Action Plan.

In the event that Servicer does not correct any deficiencies material to the Loans and/or Loan Services taken as a whole identified during such Audit, Organizational Audit or other audit, review or inspection pursuant to this Section 2.03 within sixty (60) days of Servicer’s receipt of the Deficiency Notice, then it shall be deemed to be a “Noncompliance Event.” If an Audit reveals, or Servicer discovers, that errors have been made in connection with the expenses, charges or taxes, then the Parties will work together to remedy the error. Consistent errors in connection with expenses, charges or taxes will be escalated using the Dispute Resolution Process. If Lender reasonably suspects any fraudulent activity on the part of Servicer or its Personnel or Subcontractors based on any Audit, Lender and Servicer will work together to undertake any audits reasonably necessary to identify the fraudulent activity and to put in place reasonable measures needed to stop the fraudulent activity and its reoccurrence.
(g)    Lender will not be responsible for Servicer’s or its Subcontractors’ costs to perform any Organizational Audit of Servicer or its Subcontractors, Servicer’s and its Subcontractors’ costs to perform any audit contemplated by Section 2.03, and Servicer’s and its Subcontractors’ reasonable cooperation and Servicer’s provision of access for Audits. Lender will be responsible for all costs associated with any Audit, except for Servicer’s and its Subcontractors’ reasonable cooperation and Servicer’s provision of access. Lender will also be responsible for its costs to perform an audit contemplated by subsection (f) of this Section 2.03.

Section 2.04    AWS.

(a)    Servicer currently uses AWS to provide certain services including the networking and computing infrastructure used to make the Licensed Technology (including the website used by Borrowers) available over the Internet (the “AWS Services”). [*****]. Servicer represents and warrants that AWS and its Affiliates do not have any access to unencrypted BMO Financial Group Data. Notwithstanding Section 2.01(f) and Section 2.03 of this Servicing Agreement, Servicer’s obligations with respect to AWS and its Affiliates in respect of its use of the AWS Services and with respect to AWS Organizational Audits will be as follows:
(i)    Servicer’s agreement with AWS, its applicable Affiliate, or both AWS and an applicable Affiliate for AWS Services will include provisions that ensure appropriate technological, physical and organizational security safeguards needed to protect the BMO Financial Group Data from threats or hazards, loss, theft and unauthorized access, disclosure, copying, use, modification, disposal and destruction; having regard to the operational processes Servicer has in place with respect to its use of the AWS Services. The foregoing does not relieve Servicer of, or diminish its obligations to comply with this Servicing Agreement, including by ensuring that BMO Financial Group Data, while hosted on the AWS Services or otherwise in the possession of AWS and its Affiliates, will be protected in accordance with, and as required by, the Information Security and Privacy Requirements.
(ii)    [*****].
(iii)    [*****].
(iv)    [*****].
(v)    [*****].
(vi)    Servicer will be responsible for the performance of AWS and its Affiliates in respect of the

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AWS Services.
(b)     [*****].
Section 2.05    Technology License. In furtherance of the activities contemplated by this Servicing Agreement, Servicer grants Lender and its Affiliates a non-exclusive, nontransferable (except in accordance with the provisions permitting assignment of this Servicing Agreement), non-sublicensable, revocable (in accordance with the provisions permitting termination of this Servicing Agreement) license to use Servicer’s GreenSky® Program technology platform (the “Licensed Technology”) during the Term solely for the purposes of, and in connection with, Lender’s participation in the GreenSky® Program, including administration of this Servicing Agreement and its relationship with Servicer. Lender acknowledges and agrees that Servicer will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Technology and the GreenSky® Program Intellectual Property (including any and all modifications or derivative works thereof) and all Intellectual Property Rights relating thereto, and Lender does not and will not have or acquire any ownership interest in the Licensed Technology (or any modifications or derivative works thereof) or any Intellectual Property Rights relating thereto under or in connection with this Servicing Agreement.
Section 2.06    Portfolio Data. Notwithstanding anything to the contrary contained in this Servicing Agreement, but subject to applicable Government Requirements, Lender grants Servicer a perpetual (during and after the Term), non-exclusive, non-transferable (except in accordance with the provisions permitting assignment of this Servicing Agreement), non-sublicensable, irrevocable license to share De-identified Data associated with the Loans with the Program Merchants and Sponsors, potential and actual financing sources and investors in Servicer’s business, Servicer’s business partners and professional advisors or as required in Servicer’s SEC filings. Servicer may not otherwise transfer, sell, license, disclose or distribute any non-aggregated De-identified Data unless agreed to in writing in advance by Lender or as required by applicable Law or Governmental Authority.

Section 2.07    Treatment of Portfolio Credit Loss LoansSection 2.02.    Treatment of Portfolio Credit Loss Loans. Lender shall assign its entire right, title and interest in any Reimbursed Portfolio Credit Loss Loan to Servicer (or its designee). Notwithstanding the foregoing, if Servicer (or its designee) does not possess the licenses necessary to own such Reimbursed Portfolio Credit Loss Loan, Lender instead shall grant to Servicer (or its designee) an Economic Participation in such Reimbursed Portfolio Credit Loss Loan, and if Servicer (or its designee) later obtains the licenses necessary to own such Reimbursed Portfolio Credit Loss Loan then Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Reimbursed Portfolio Credit Loss Loan to Servicer (or its designee). Servicer (or its designee) may further assign any Economic Participation it holds in any such Reimbursed Portfolio Credit Loss Loan, and Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Reimbursed Portfolio Credit Loss Loan to such transferee.

Section 2.08    Customer Complaints. Servicer will notify Lender of Customer Complaints within 10 calendar days after the month end in which such Customer Complaint was closed; provided, however, if Servicer receives written correspondence, on behalf of a Borrower, asserting a Customer Complaint (i) from legal counsel; (ii) from a Governmental Authority; [*****], Servicer will notify Lender within 5 Business Days after Servicer’s receipt of such correspondence. When Servicer notifies Lender of a Customer Complaint, Servicer will provide Lender with reasonable information related thereto. Servicer will promptly (but in no event later than [*****] Business Days after Servicer receives the Customer Complaint) confirm to the complainant who initiated the Customer Complaint that Servicer has received the Customer Complaint. Servicer must take commercially reasonable steps to review and resolve the Customer Complaint to the complainant’s reasonable satisfaction and take reasonably appropriate corrective action to prevent similar future complaints, provided however, that, subject to the terms of this Servicing Agreement, Lender may (i) reasonably request information related to the Loan for

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

purposes of substantiating the Customer Complaint and Servicer’s resolution; (ii) participate in the resolution of any Customer Complaint and (iii) [*****]. Servicer will maintain and retain records relating to any Customer Complaints for a period of at least three (3) years after the termination of this Servicing Agreement, subject to Section 2.11.
Section 2.09    Remediation. In the event that Servicer discovers, learns of or is otherwise notified that (a) the Servicing provided under this Servicing Agreement is not being provided or performed in compliance in a material respect with applicable Government Requirements, or (b) there is a breach in a material respect of any terms and conditions in this Servicing Agreement (a “Violation”), Servicer shall promptly notify Lender in writing and confer with Lender to determine the merits of the alleged Violation and the appropriate response. Servicer shall promptly use commercially reasonable efforts to address and remediate the Violation, including investigating the cause thereof, using commercially reasonable efforts to make the reasonable and appropriate changes to its systems, practices, programs and controls to mitigate the likelihood of a reoccurrence, and using commercially reasonable efforts to take corrective actions with respect to any Borrowers impacted by the Violation. Upon Lender’s reasonable request, Servicer will also cooperate with the disclosure of the Violation to any Governmental Authority having jurisdiction over Lender.

Section 2.10    Records. Servicer will maintain complete and accurate books, records, data and other documentation, in accordance with generally accepted accounting principles as applicable thereto, of all matters related to this Servicing Agreement sufficient to permit any Audit, Organizational Audit, or other audit, review or inspection pursuant to 2.03.
Section 2.11.    Records Retention, Storage and Destruction. Prior to the Effective Date, Servicer has made available to Lender its current record retention policies and procedures (such policies and procedures, as they may be amended from time to time, the “Records Retention Policy”). The Records Retention Policy shall comply with applicable Law. Upon Lender’s request during the Term, Servicer shall provide a copy of the Records Retention Policy then in effect. Servicer shall hold and maintain, in a secure manner and in compliance with the Records Retention Policy, all Program Materials related to the Loans for the Records retention period specified in the Records Retention Policy. Where reasonably available, Program Materials will be held and maintained by Servicer in the form of electronic images. During the Records retention period specified in the Records Retention Policy, Servicer will: (A) at all times be able to identify, access, retrieve, and destroy or prevent destruction of, the Records; (B) subject to an applicable Records Hold, securely destroy (i.e., make physically and virtually irrecoverable) the Records only at the end of the applicable retention period, or such longer period as specifically directed by Lender, and follow any further requirements agreed upon in this Servicing Agreement; and (C) upon receipt of a Records Hold from Lender: confirm to Lender its ability to comply with the Records Hold; suspend the destruction of the Records listed in the Records Hold while the Records Hold is in effect (which Records Hold shall continue for a one year period, as may be renewed from time to time by Lender upon written notice to Servicer, unless Lender otherwise notifies Servicer that the Records Hold has been removed); and deal with the Records as Lender directs. Notwithstanding anything to the contrary in this Servicing Agreement, Lender agrees that Servicer will be entitled to retain documents or records containing or reflecting any Records, Reports, Confidential Information or BMO Financial Group Data (and will not be obligated to return or destroy such documents or records): (A) to comply with its requirements under applicable Law; (B) to exercise rights granted by, or to perform obligations under, this Servicing Agreement or the Loan Origination Agreement; (C) where such documents or records cannot be deleted, destroyed or erased because they include data of other Servicer clients (and nothing in this Servicing Agreement shall restrict Servicer’s ability to use such data of other Servicer clients in any manner); (D) to the extent such documents or records are stored in Servicer’s electronic record back-ups, so long as those copies: (1) were made as a part of Servicer’s usual and reasonable electronic back-up activities, (2) are deleted when it would be normal to do so as a part of Servicer’s usual electronic back-up activities, and (3) are not generally available to Servicer during

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

normal operations; or (E) to the extent that Lender has agreed in writing that Servicer may retain such documents or records; provided, in each case, that Servicer will continue to be bound by the confidentiality obligations under this Servicing Agreement with respect thereto (subject to clause (C)).
Section 2.12     Disaster Recovery. Prior to the Effective Date, Servicer has made available to Lender the Services Contingency Plan as currently in effect. Servicer shall promptly notify Lender if Servicer materially modifies the Services Contingency Plan during the Term, and shall make available the Services Contingency Plan to Lender. During the Term, Servicer will maintain and comply in all respects with the Services Contingency Plan at Servicer’s sole cost and expense, including conducting regular tests (at least annually) of the Services Contingency Plan. Servicer agrees that the Services Contingency Plan will apply to all Sites, and that, when a new Site is added, Servicer will promptly update the Services Contingency Plan to include the new Site. Servicer at its expense will promptly provide Lender with an executive summary of the results of the Services Contingency Plan testing, provide an action plan on how Servicer will be addressing material deficiencies found in such testing and provide regular reporting on Servicer’s efforts to correct the material deficiencies. If Lender, acting reasonably, considers there to be a material deficiency, Servicer agrees to use commercially reasonable efforts with Lender to promptly fix the deficiency. If the deficiency is an omission, then the cost to remedy the omission will be at Servicer’s expense; if the deficiency requires an enhancement to the Services Contingency Plan, then the cost will be at Lender’s expense. Servicer agrees that Lender will be entitled to provide Bank Regulators with a summary of the results of Servicer’s tests of the Services Contingency Plan.
Section 2.13    Personnel.
(a)    With respect to each Personnel or each employee, officer, director, agent or independent contractor of a Material Subcontractor assigned to perform Loan Services or provided access to Lender’s premises, Confidential Information or information systems (each a “Screened Individual”), before the Screened Individual is assigned to perform services for Lender or provided access to Lender’s premises, Confidential Information or information system, Servicer will (or will use commercially reasonable efforts to ensure that its Material Subcontractors will) do at least the following:

(i)examine at least two pieces of valid identification for each Screened Individual to confirm such Screened Individual’s identity. One piece of identification must be a government-issued photo ID so that Servicer or a Material Subcontractor can confirm the Screened Individual’ name, date of birth and signature. Lender does not require Servicer or a Material Subcontractor to repeat an identity confirmation, if at hiring Servicer or the Material Subcontractor completed a confirmation consistent with this requirement, unless industry standards require it or Lender reasonably requests it;

(ii)verify that such individual, if performing services in the United States, is eligible to work in the United States in accordance with all applicable Laws;

(iii)complete industry standard criminal record checks of each Screened Individual in every jurisdiction (state, county, country, as applicable) that the Screened Individual has resided in during the seven years prior to the date of the criminal record check, unless Lender agrees otherwise, and not assign to perform Services or provide any access to BMO Financial Group Data for any individual where the check indicates that he or she has been convicted of, placed in a pre-trial diversion program, or accepted responsibility (e.g., through a plea bargain) for any felony, aggravated misdemeanor or other crime involving fraud, theft, dishonesty, breach of trust or a violent act or has been banned from the business of banking; and

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(iv)screen all Screened Individuals and Subcontractors against the Office of Foreign Assets Controls of the U.S. Department of the Treasury’s “Specially Designated Nationals List” or other applicable designated persons lists and ensure any Screened Individual contained on applicable lists do not perform the Loan Services and is not provided access to Lender’s premises, Confidential Information or information systems.
(b)     Servicer represents and warrants that, during the Term of this Servicing Agreement, (i) the Personnel will have the necessary technical skills, qualifications, experience and training to perform the Loan Services in accordance with this Servicing Agreement; (ii) all Personnel performing Loan Services will be legally authorized to work in the jurisdiction in which they perform Loan Services; (iii) the Personnel will not be, nor will they be deemed to be, for any purpose, the employees of the Lender or any Affiliate; and (iv) Lender will not be responsible for the Personnel’s employment insurance, workers compensation, income tax, health tax, pension deductions and remittances, vacation pay, and any other obligations arising out of an employer employee relationship.

(c)     Where Lender agrees that Screened Individuals will receive access to Lender’s premises, Servicer will (or will use commercially reasonable efforts to ensure that its Material Subcontractors will) ensure that the Screened Individuals: (a) abide by all Lender policies, procedures and rules relating to access and security of Lender’s premises, to the extent provided by Lender to Servicer; and (b) take all reasonable precautions to store their belongings safely, when on Lender’s premises.

Section 2.14    Anti-Bribery; Anti-Corruption. Servicer will comply with, and will make commercially reasonable efforts to ensure that the Personnel, in connection with the performance of their activities for Servicer, comply with all applicable anti-corruption, bribery and fraud Laws including the U.S. Foreign Corrupt Practices Act.

Section 2.15    [*****]

Section 2.16    Changes to Loan Services.

(a)    [*****]

(b)    [*****]

(c)    [*****]

(d)    [*****]

(e)     [*****]

Section 2.17    Restrictions on Use of Lender’s Trademarks. Lender shall retain full control over the use of Lender’s name and trademarks, although Servicer shall be entitled to use Lender’s name in connection with servicing the Loans to the extent contemplated by this Servicing Agreement or as otherwise required by applicable Law during the Term. Servicer agrees that (a) it does not acquire any right, title or interest in or to BMO Financial Group trademarks, or any license to any BMO Financial Group trademarks, except as expressly set out in the Loan Origination Agreement or this Servicing Agreement; (b) its use of BMO Financial Group trademarks, and all goodwill associated with BMO Financial Group trademarks, will inure to the benefit of BMO Financial Group; (c) it will not take any action that would (1) adversely affect the validity of BMO Financial Group trademarks, or (2)

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

challenge, dispute or contest the ownership, validity or enforceability of BMO Financial Group trademarks; (d) it will use BMO Financial Group trademarks only in the manner and form prescribed by BMO Financial Group, and will comply with the published graphic standards of BMO Financial Group that relate to BMO Financial Group trademarks, as those standards may be amended from time to time (to the extent identified in writing to Servicer); (e) Lender will have the right, upon reasonable notice, to inspect and audit Servicer’s use of BMO Financial Group trademarks for the purpose of enabling Lender to determine whether Servicer is complying with these requirements; (f) on termination of the Servicing Agreement, Servicer will immediately cease using BMO Financial Group trademarks (except as otherwise expressly provided herein); and (g) BMO Financial Group is the exclusive owner of BMO Financial Group trademarks, and may take such steps as BMO Financial Group deems necessary or desirable to protect BMO Financial Group trademarks, including making trademark registrations or prosecuting infringements.

Section 2.18    Agency. Notwithstanding anything to the contrary in this Servicing Agreement or any other agreement between the Parties, Lender appoints Servicer as Lender’s agent for purposes of the Loan Services.  If Servicer receives funds in connection with the Loans, it will receive such funds as agent of Lender.  Servicer agrees that it will hold such funds solely as agent of Lender, and Servicer disclaims any right, title, or interest in such funds (except to the extent that Servicer has any economic rights to such funds pursuant to the Loan Origination Agreement or this Servicing Agreement). To the extent required by U.S. Generally Accepted Accounting Principles and other applicable standards, Servicer will ensure that its financial statements and other records reflect the fact that all such funds in its possession are not property of Servicer.  Lender agrees that, as between Lender and the Borrower who remits funds to Servicer (or the person on whose behalf such funds are remitted), Lender will consider itself to have received such funds as of receipt by Servicer, to the same extent as if Lender had received such funds directly. To the extent that such funds are remitted to Servicer for the purpose of discharging an obligation to Lender, Lender acknowledges that receipt of such funds by Servicer will discharge this obligation to the same extent as if Lender had received such funds directly. Lender acknowledges that funds delivered by a Borrower to Servicer in respect of a Loan as contemplated by this Servicing Agreement are paid to Lender for the purpose of satisfying a preexisting obligation of the Borrower to Lender in respect of such Loan.

ARTICLE III

PERFORMANCE FEE AND SERVICING FEE

Section 3.01    Servicing Fee and Performance Fee.

(a)    On each Payment Date, Lender will pay Servicer a “Servicing Fee” equal to [*****].

(b)    No later than the [*****] Business Day of each month during the Term, Servicer shall provide to Lender a “Monthly Accounting” with respect to the prior month calculated as follows:

[***Approximately 4 pages redacted***]

Section 3.02    Certain Definitions Related to Performance Fee.

[*****]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

ARTICLE IV

SERVICER DEFAULTS

Section 4.01    Servicer Defaults.    If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)    any failure by Servicer to make any payment, transfer or deposit or to give instructions to bank holding the Lockbox or ACH Account to make such payment, transfer or deposit on or before the date occurring 3 Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Servicing Agreement, provided however, that where such failure is due to oversight, error or any other reason not including bad faith on the part of Servicer, such 3 Business Day period shall commence upon notice to Servicer from Lender of such failure;

(b)    any failure on the part of Servicer to duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Servicing Agreement or in the Loan Origination Agreement and which continues unremedied for a period of 30 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Lender; provided, however, notwithstanding anything to the contrary in this Agreement, [*****];

(d)    any representation, warranty or certification made by Servicer in this Servicing Agreement or in any certificate delivered pursuant to this Servicing Agreement shall prove to have been materially incorrect when made, which has a materially adverse effect on the Loans (taken as a whole) and which materially adverse effect continues for a period of 30 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to Servicer by Lender;

(e)    any Noncompliance Event or if Servicer does not remedy a Violation within 30 days after receipt of written notice from Lender;

(f)    Servicer experiences a material deterioration in its financial condition such that Servicer is unable to fulfill its obligations under this Servicing Agreement in a material respect (such material deterioration in financial condition, a “Financial Condition Event”), and such Financial Condition Event continues unremedied for a period of 90 days after the date on which notice of such Financial Condition Event shall have been given to Lender by Servicer;

(g)    Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all its property, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against Servicer and such action shall have remained undischarged or unstayed for a period of 60 days or an order or decree providing for such relief shall have been entered; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(h)    Lender receives written notification from a Governmental Authority indicating that the relationship created between Lender and Servicer by this Servicing Agreement breaches, violates, contravenes or conflicts with any Law, Order, or Permit applicable to Lender in any material respect or such Government Authority otherwise requires the termination of the Servicing by Servicer (a “Regulatory Termination Event”), and Servicer is unable to cure such breach, violation, contravention or conflict within 60 days (or such shorter period as may be directed by a Governmental Authority); provided, that in the event of a Regulatory Termination Event, Lender shall use commercially reasonable efforts, as reasonably determined by Lender, to petition the respective Governmental Authority to allow Lender to share with Servicer all documentation concerning any adverse findings related to this Servicing Agreement, and Lender will take commercially reasonable actions to resolve any adverse findings and/or criticisms and to reasonably cooperate with Servicer in an effort to assist Servicer to cure any such Regulatory Termination Event;

then, Lender, by notice given to Servicer (a “Termination Notice”), may terminate all, but not less than all, of the rights and obligations of Servicer as servicer under this Servicing Agreement and appoint a Successor Servicer, subject to Section 4.2.

Notwithstanding the foregoing, a party’s (the “Impacted Party”) delay in or failure of performance that could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, terrorism, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes (“Event of Force Majeure”) will not constitute a Servicer Default (i) under paragraph (a) above for a period of 10 Business Days after applicable grace period thereunder, or (i) under paragraph (b), (c) or (d) above for a period of 15 Business Days after applicable grace period thereunder, in each case to the extent the delay in or failure of performance by the Impacted Party is due to an Event of Force Majeure. For the additional grace period to apply, the Impacted Party must: (a) use all commercially reasonable efforts to: (1) perform its obligations in a timely manner in accordance with the terms of this Servicing Agreement, and (2) limit the impact of its delay or failure of performance, (b) promptly notify the other party of such failure or delay by it, together with a description of its efforts to perform its obligations, and (c) keep the other Party reasonably informed about the Event of Force Majeure and its efforts to perform despite the Event of Force Majeure and limit the impact of the Event of Force Majeure. Once an Event of Force Majeure ends or no longer prevents the Impacted Party from performing its obligations, the Impacted Party will: (i) promptly notify the other Party, and (ii) make commercially reasonable efforts to recommence performance as soon as is reasonably practical. This Section will not excuse an Impacted Party’s failure to perform its obligations under the Agreement to the extent the failure could have been prevented or limited by reasonable and customary foresight or precautions. For clarity, this includes proper planning and execution of the Services Contingency Plan.

Section 4.02    Appointment of Successor.

(a)    On and after the receipt by Servicer of a Termination Notice pursuant to Section 4.01, Servicer shall (1) continue to perform all servicing functions under this Servicing Agreement and (2) provide to Lender, or at Lender’s request to Lender’s designee, such reasonable cooperation, assistance and services as Lender may require to facilitate the orderly transition or migration of the Loan Services to Successor Servicer (as defined below) ((1) and (2) collectively, the “Termination Assistance”). The Termination Assistance will be provided for a period to be determined by Lender, starting on the date of Servicer’s receipt of the Termination Notice (or such other date mutually agreed in writing by the Parties) and ending no more than 180 days from the date of Servicer’s receipt of the Termination Notice (provided, with respect to an event specified in Section 4.01(b) or (c), such date shall not be less than 60 days after Servicer’s receipt of the initial notice from Lender identifying the occurrence of such event) or a date mutually agreed upon by Servicer and Lender (“Termination Assistance Period”). Lender shall, as promptly as possible after the giving of a Termination Notice, appoint on commercially reasonable terms a third

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

party servicing entity selected by Lender in its sole discretion, or itself on commercially reasonable terms, as the successor servicer (the “Successor Servicer”), and such Successor Servicer, if a third party, shall accept its appointment by a written assumption in a form acceptable to Lender. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the expiration of the Termination Assistance period (or such longer period mutually agreed by Lender and Servicer), Lender, without further action, shall automatically be appointed on commercially reasonably terms as the Successor Servicer.
(b)    After a Successor Servicer is appointed by Lender and is fully performing the servicing duties, all authority and power of Servicer under this Servicing Agreement, except for the right to receive payment under Section 4.02(d), shall pass to and be vested in the Successor Servicer (a “Service Transfer”) and, without limitation, Lender is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Servicer agrees to cooperate with Lender and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of Servicer to service the Loans provided for under this Servicing Agreement, including all authority over all Collections that shall on the date of transfer be held by Servicer for deposit, or which have been deposited in the Lockbox or ACH Account, or which thereafter shall be received with respect to the Loans, and in assisting the Successor Servicer. Servicer shall also complete such transfer of its rights under the Program Agreements as may be necessary for the Successor Servicer to adequately perform its duties and obligations under this Servicing Agreement. Within 10 Business Days after a Service Transfer, Servicer shall securely transfer (1) its electronic records relating to the Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request (and which format must be readable and editable by commercially available software) and (2) all other BMO Financial Group Data, including records, correspondence and documents necessary for the continued servicing and enforcement of the Loans in a format that is readable and editable by commercially available software. After Lender has confirmed receipt of the BMO Financial Group Data following such transfer, Servicer will securely destroy (i.e., make physically and virtually irrecoverable) the applicable BMO Financial Group Data, except as otherwise provided in this Servicing Agreement (including, without limitation, Section 2.11). If Servicer is obligated by Section 2.11 not to destroy certain BMO Financial Group Data, Servicer will not securely destroy that BMO Financial Group Data in accordance with this Section, until such obligation under Section 2.11 lapses. The Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer. To the extent that compliance with this Section shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary confidentiality agreements as Servicer shall deem reasonably necessary to protect its interests.

(c)    Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions and collection of any payments under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Servicing Agreement to Servicer shall be deemed to refer to the Successor Servicer, other than the right of Servicer to receive the amounts provided for in Section 4.02(d).
(d)    From and after the termination of the servicing by Servicer, no Servicing Fee shall be due to Servicer under Section 3.01(a), but (i) the Performance Fee, and (ii) [*****] shall be paid to Servicer as contemplated by Article III.

(e)    Notwithstanding anything herein to the contrary, the appointment of a Successor Servicer shall not affect the right of Lender to recover from Servicer for any breaches occurring prior to the appointment of the

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Successor Servicer, and all representations, warranties, covenants and agreements of Servicer in this Servicing Agreement shall remain operative and in full force and effect after such appointment, except for the servicing duties transferred to the Successor Servicer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01    Representations and Warranties of Servicer. Servicer represents and warrants to Lender as follows:

(a)    Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Servicer shall be entitled, however, to convert into a Delaware limited liability company or a Georgia or Delaware corporation.
(b)    Servicer has all necessary company power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Servicer of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Servicer, and this Servicing Agreement has been duly executed and delivered by Servicer and constitutes the valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms (except as such enforcement may be limited by bankruptcy and other laws affecting the rights of creditors generally and by general equity principles).

(c)    All of the representations and warranties made by Servicer under Section 4.01 of the Loan Origination Agreement are hereby incorporated by reference and restated as representations and warranties made as of the date hereof.

(d)    To the Servicer’s knowledge, the provision of the Loan Services shall not infringe or violate any Intellectual Property Rights of any third party. Servicer represents and warrants that it owns all right, title and interest in and to, or has the right to use, the information systems and technology, software, tools, methods, forms, processes, procedures, workflows, data formats, reports, data compilations, program names, designs, manuals, training materials, scripts, and other materials owned, licensed to, or developed by Servicer that may be available to Lender in connection with the Loan Services or this Servicing Agreement (“GreenSky® Program Intellectual Property”) used in connection with the provision of the Loan Services under this Servicing Agreement and, to the Servicer’s knowledge, the GreenSky® Program Intellectual Property does not infringe on any Intellectual Property Rights of any third party.

Section 5.02    Representations and Warranties of Lender. Lender represents and warrants to Servicer as follows:

(a)    Lender is a national banking association bank duly organized, validly existing and in good standing under the laws of the United States.

(b)    Lender has all necessary corporate power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all corporate action of Lender, and this Servicing Agreement has been duly executed and delivered by Lender and constitutes the valid and binding obligation of Lender, enforceable against Lender in accordance with its terms

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(c)    All of the representations and warranties made by Lender under Sections 4.03 of the Loan Origination Agreement are hereby incorporated by reference and restated as representations and warranties under this Servicing Agreement.

ARTICLE VI

TERM AND TERMINATION

Section 6.01    Term. This Servicing Agreement shall begin on the Effective Date and end on the date that all Loans funded by Lender under the Loan Origination Agreement have been repaid. For the avoidance of doubt, Lender shall have the right to terminate Servicer’s Servicing under this Servicing Agreement under the circumstances set forth in Article IV, subject to the terms hereof.
ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01    Amendment. This Servicing Agreement may not be modified or amended except by a writing executed by both Parties hereto.

Section 7.02    Governing Law and Jury Trial Waiver. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF THIS SERVICING AGREEMENT.

Section 7.03    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected or, if mailed, 3 Business Days after deposit in the United States mail, as certified or registered mail postage prepaid, directed to the address shown as follows:

If to Servicer:         GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

With copy to:         GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Legal Officer

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

If to Lender:         BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: Head, U.S. Consumer Lending

With a copy to:        BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: U.S. General Counsel

Either Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other Party.

Section 7.04    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

Section 7.05    Assignment. This Servicing Agreement is binding upon the Parties and their successors and assigns; provided, however, that, except as provided in this Section 7.05, neither this Servicing Agreement nor any rights, privileges, duties or obligations of a Party hereto may be assigned (including by operation of law) without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Lender may sell, assign, convey or grant a security interest in all or part of the Loans made by it to any Person without limitation or restriction provided that any Person that acquires any interest therein agrees to be bound by the terms of this Servicing Agreement.

Section 7.06    Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Servicing Agreement.

Section 7.07    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.

Section 7.08    Counterparts. This Servicing Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09    Binding; Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and is binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Servicing Agreement.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 7.10    Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement and the schedules hereto set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement.

Section 7.11    Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12    Survival. All representations, warranties and agreements contained in this Servicing Agreement shall remain operative and in full force and effect and shall survive the termination of this Servicing Agreement. In addition, the termination or expiration of this Servicing Agreement shall not affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Servicing Agreement that by their terms continue after termination.

Section 7.13    Damages. Subject to Section 7.15, each Party shall be entitled to all monetary and equitable relief awarded to them by an arbitrator or, if applicable, a court, for a breach by the other Party of its representations, warranties, covenants or other agreements contained in this Servicing Agreement.

Section 7.14    Indemnification.

(a)    To the fullest extent permitted by law, Servicer hereby agrees to indemnify, defend and hold harmless Lender, its Affiliates, officers, directors, managers, employees and agents (“Lender Indemnified Parties”) from and against any and all losses, liabilities, claims, demands, damages, penalties, fines costs and expenses (including actual, reasonable attorneys’ fees and disbursements) of every, kind, nature and description sustained or incurred by the Lender Indemnified Parties, or any of them, that arise out of or relate to (i) any failure of Servicer to comply with the terms and conditions of this Servicing Agreement; (ii) any inaccuracy or breach of any representation, warranty or covenant by Servicer herein; (iii) any negligence, willful misconduct or bad faith by Servicer in connection with the provision of the Loan Services, this Servicing Agreement, or the transactions contemplated herein; (iv) any unauthorized disclosure of Confidential Information by Servicer or its agents or representatives or unauthorized access to Servicer’s systems or data as a result of actions or omissions by Servicer resulting in the unauthorized disclosure of Confidential Information; (v) any third party claim that the Loan Services or Servicer’s Intellectual Property Rights used in the performance of the Loan Services infringe any Intellectual Property Rights of a third party (except to the extent of any claim resulting from (A) modifications to any of Servicer’s Intellectual Property Rights by any party other than Servicer or its Personnel or Subcontractors where the Servicer’s Intellectual Property or the Loan Services would not by themselves be infringing, (B) the combination of any of Servicer’s Intellectual Property Rights with other products, processes, or materials not provided by Servicer or its Subcontractors where the Servicer’s Intellectual Property or the Loan Services would not by themselves be infringing or (C) a Lender Indemnified Party’s use of any of Servicer’s Intellectual Property Rights in breach of the terms and conditions of this Servicing Agreement; and (vi) any failure of Servicer to comply with applicable Law in connection with the provision of the Loan Services, this Servicing Agreement, or the transactions contemplated herein. For the avoidance of doubt “cost” includes any costs and/or expenses incurred by a Lender Indemnified Party in responding to subpoenas, civil investigative demands or any other inquiries or proceedings by Governmental Authorities relating to the foregoing.

(b)    To the fullest extent permitted by law, Lender hereby agrees to indemnify, defend and hold harmless Servicer, its Affiliates, officers, directors, managers, employees and agents (“Servicer Indemnified Parties”) from and against any and all losses, liabilities, claims, demands, damages, penalties, fines costs and expenses (including actual, reasonable attorneys’ fees and disbursements) of every, kind, nature and description sustained or incurred by the Servicer Indemnified Parties, or any of them, that arise out of or relate to (i) any failure

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

of Lender to comply with the terms and conditions of this Servicing Agreement; (ii) any inaccuracy or breach of any representation, warranty or covenant by Lender herein; (iii) any negligence, willful misconduct or bad faith by Lender in connection with this Servicing Agreement, or the transactions contemplated herein; (iv) any unauthorized disclosure of Confidential Information by Lender or its agents or representatives or unauthorized access to Lender’s systems or data as a result of actions or omissions by Lender resulting in the unauthorized disclosure of Confidential Information; and (v) any failure of Lender to comply with applicable Law in connection with this Servicing Agreement or the transactions contemplated herein. For the avoidance of doubt “cost” includes any costs and/or expenses incurred by a Servicer Indemnified Party in responding to subpoenas, civil investigative demands or any other inquiries or proceedings by Governmental Authorities relating to the foregoing.

Section 7.15    Types of Damages. Notwithstanding the foregoing, or any breach of contract or other remedies provided for under applicable Law, in no event shall either Party, or any of their respective Affiliates, officers, directors, managers, employees, or agents be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder, except insofar as (a) the Performance Fee and Servicing Fee may be deemed to embody these types of damages, or (b) such damages have been determined by a court of competent jurisdiction to be due to an unrelated third party. Notwithstanding the foregoing, [*****].

Section 7.16    Dispute Resolution Process.

(a)    Requirements. If there shall be any dispute arising out of or in any way relating to this Servicing Agreement, the contemplated transactions, any document referred to or incorporated herein by reference or centrally related to the subject matter hereof, or the subject matter of any of the same, the Parties covenant and agree to first use their reasonable best efforts to resolve such dispute by following the Dispute Resolution Process. If the Parties are unable to resolve such dispute among themselves through the Dispute Resolution Process, such dispute shall be submitted to mandatory binding arbitration in Chicago, Illinois if brought by Lender, or Atlanta, Georgia if brought by Servicer under the auspices of, and pursuant to the rules of, the American Arbitration Association’s Commercial Arbitration Rules as then in effect, or such other procedures as the Parties may agree to at the time, before an arbitrator with banking or finance expertise, who shall be selected by the Parties to the dispute. Any award issued as a result of such arbitration shall be final and binding between the Parties. After the Parties have complied with the mandatory arbitration provisions in this Section 7.16, the Parties agree that all subsequent actions or proceedings arising in connection with or related to this Servicing Agreement, including the enforcement of any arbitration award or decision hereunder, shall be tried and determined in accordance with Section 7.02. Each Party acknowledges that it has voluntarily and knowingly entered into an agreement to arbitration under this Section 7.16 by executing this Servicing Agreement. The Parties agree to abide by and perform any award or decision rendered by the arbitrators. The Parties covenant and agree to act as expeditiously as practicable in order to resolve all disputes by arbitration.

(b)    Continued Performance. Unless the Parties otherwise agree in writing, both Parties will continue to perform their respective obligations under this Servicing Agreement while any dispute is being resolved in accordance with Schedule H and this Servicing Agreement, including through arbitration or legal proceedings, until those obligations are terminated or expire in accordance with the provisions of this Servicing Agreement, as long as Lender continues to pay in a timely manner all amounts due that are not being disputed in good faith. Additionally, Servicer will continue to comply with its obligations under Section 2.10 and Section 2.11 of this Servicing Agreement until all disputes are resolved even if that obligation would have otherwise expired in accordance with the provisions of this Servicing Agreement.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(c)    Equitable Relief. Notwithstanding anything to the contrary in the Loan Origination Agreement, during the Dispute Resolution Process, including through arbitration or legal proceedings, either Party may seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party pending the resolution of the dispute.

(d)    Court Proceedings. The provisions of this Section 7.16 need not be followed:

(i)	by either Party, for disputes involving a breach of confidentiality, privacy, or information security;

(i)	by either Party, for matters involving Intellectual Property Rights; or

(ii)
by Lender in order for Lender to effectuate a termination of Servicer’s Servicing under this Servicing Agreement for any Servicer Default as described in Section 4.01 of the Servicing Agreement, other than the circumstances set forth in subsections (b) or (c) of Section 4.01, however Lender is required to follow the provisions of this Section 7.16 in order to claim any damages in relation to such termination.

Section 7.17    Confidentiality, Privacy and Information Security.

(a)    Confidential Information.

(i)The Receiving Party agrees to:

A.
protect the confidentiality of the Confidential Information that it receives from the Disclosing Party in the same way it protects its own confidential information, which will be at least with reasonable care;

B.	use and disclose Confidential Information only as permitted by this Servicing Agreement or the Loan Origination Agreement;

C.	copy the Confidential Information only if required for any permitted use of the Confidential Information (copies must contain the proprietary and confidential notices found on the original);

D.	promptly advise the Disclosing Party in writing of any breach of this Section 7.17 and the steps the Receiving Party intends to take to address the breach including, if applicable, by [*****]; and

E.
the Receiving Party will promptly remediate any breach of this Section 7.17 and, upon the Disclosing Party’s request, reasonably cooperate with the Disclosing Party in addressing any breach of this Servicing Agreement.

(ii)The use of Confidential Information will be restricted as follows:

A.
When Servicer is the Receiving Party, it will use Lender’s Confidential Information only for the purpose of providing the Loan Services in connection with this Servicing Agreement or the Services in connection with the Loan Origination

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Agreement or as otherwise permitted by this Servicing Agreement or the Loan Origination Agreement (this is the “Permitted Use” when Servicer is the Receiving Party); and

B.
When Lender is the Receiving Party, it will use Servicer’s Confidential Information only for the purpose of exercising its rights or performing its obligations under this Servicing Agreement or the Loan Origination Agreement (this is the “Permitted Use” when Lender is the Receiving Party).

(iii)The Receiving Party will not disclose Confidential Information in a manner that is prohibited by this Servicing Agreement, unless it has Disclosing Party’s written consent (which can be unreasonably withheld). The Receiving Party may disclose Confidential Information only to those Representatives who (1) have a need to know for the Permitted Uses, and (2) are under a duty of confidentiality consistent with the terms set out in this Servicing Agreement. The Receiving Party will be responsible for any Representatives’ failure to comply with this Section 7.17.

(iv)Notwithstanding anything to the contrary in this Servicing Agreement, it is not a breach of this Servicing Agreement to disclose Confidential Information) if it is required to be disclosed by: (1) Governmental Authorities with authority over the Receiving Party or its Affiliates, (3) law, judicial or arbitration process, or (3) a Bank Regulator or a public stock exchange, including as required in Securities and Exchange Commission filings (including filing a copy of this Servicing Agreement as an exhibit to such filings) to the extent such party reasonably determines such disclosures are required. The party disclosing Confidential Information pursuant to this provision must provide as much advance notice as reasonably practicable to the Disclosing Party (where permitted by law), limit such disclosures to only the Confidential Information required to be disclosed, and make reasonable efforts to obtain confidential treatment for the information it discloses, or where it is not reasonable for the Receiving Party to obtain confidential treatment, provide the Disclosing Party reasonable assistance in obtaining confidential treatment for the information it discloses. Notwithstanding the foregoing or anything else to the contrary in this Servicing Agreement, this Servicing Agreement shall not limit or restrict customary disclosures by the Disclosing Party in its SEC filings (including confidential treatment requests and responses to comment letters), earnings releases, earnings calls, analyst meetings, and similar situations.

(b)    Ownership. At all times, a Party’s Confidential Information remains the sole property of such Party and will be promptly returned to such Party or destroyed in accordance with and subject to the terms of this Servicing Agreement, except to the extent otherwise provided herein (including, but not limited to, Section 2.11).
(c)    Information Security and Privacy Requirements. [*****].
(d)    Publicity.
(i)Servicer agrees not to use Lender’s or its Affiliate(s)’ name, trademark or logo in any way in any of its advertising or other written material provided to third parties, and will not create a link, either directly or indirectly between Servicer’s web site and Lender’s or Affiliates’ web sites, except as otherwise provided herein. Except as otherwise provided in Section 7.17(a)(iv), Servicer agrees to seek approval from a Vice-President of Corporate Marketing of Lender to issue any news release or public communication in which Lender or Affiliates, or their activities with Servicer, are mentioned.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(ii)Lender agrees not to use Servicer’s name, trademark or logo in any way in any on its web site or in any of its advertising or other written material provided to third parties without the prior written consent of Servicer, which consent will not be unreasonably withheld.

(e)    Survival. The provisions of this Section 7.17 shall survive the termination of this Servicing Agreement.

Section 7.18    Insurance Coverage. Servicer shall maintain the insurance coverage described in Schedule F with a carrier rated “A VIII” or higher by A.M. Best or that otherwise is reasonably acceptable to Lender, whose approval will not be unreasonably withheld or delayed. All insurance coverages will be primary as to Servicer’s negligence and non-contributing with respect to any other insurance or self-insurance Lender, on its own behalf and on behalf of its Affiliates, may maintain. Servicer will furnish a certificate of insurance showing the required insurance is in force and satisfies this requirement promptly upon Lender’s request. Servicer will promptly notify Lender in writing if Servicer materially modifies any such insurance coverages in an adverse manner or if Servicer cancels or does not renew any such insurance coverages (unless substitute insurance coverage satisfying the requirements set forth in Schedule F is obtained in connection with such cancellation or non-renewal).

Section 7.19    Taxes.    The Parties’ respective responsibilities for taxes arising under or in connection with this Servicing Agreement will be as follows:

(a)    Each Party will be responsible for its own income taxes, personal property taxes, payroll and similar taxes; provided, however, for the avoidance of doubt, Lender shall be responsible for state documentary taxes, if applicable, with respect to the Loans.

(b)    Servicer will be responsible for all sales, service, value-added, lease, personal property, excise, consumption, and other taxes, tariffs and duties payable by Servicer on any goods or services used or consumed by Servicer in providing the Loan Services (including services obtained from Subcontractors) where the tax is imposed on Servicer’s acquisition or use of such goods or services and not by Lender’s cost of acquiring such goods or services from Servicer.

(c)    Servicer will be responsible for the collection and remission of any and all sales taxes applicable to the Loan Services. Lender agrees to pay all sales, use, excise, goods and services, value added, transaction and like taxes (except for the taxes referenced in subsections (a) and (b) above, which Servicer is required to collect and remit for the Loan Services.

(d)    Lender is entitled to deduct or withhold from any payment(s) made under this Servicing Agreement to Servicer any amount that Lender may be required or permitted to deduct or withhold in accordance with applicable Law (“Withheld Taxes”) and will timely remit such Withheld Taxes to the appropriate taxing authority. All such Withheld Taxes shall be treated as having been paid to Servicer. Servicer will indemnify Lender for any taxes in respect of any amounts paid or credited to Servicer hereunder where such taxes are paid or borne by or assessed against or imposed upon Lender

(e)    Servicer will provide Lender an appropriate, completed IRS information reporting form (i.e. W-9, W-8ECI, W-8BEN-E, or successor form) upon request.

Section 7.20    Lender’s Supplier Code of Conduct. [*****].

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 7.21    Governance. Both Parties agree to the governance procedures set forth in Schedule H in connection with the provision of the Loan Services, and any matters that arise in connection with this Servicing Agreement.

[Remainder of the page intentionally left blank, Signature Page follows]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, Servicer and Lender have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By:    /s/ Gerald R. Benjamin
Name:    Gerald R. Benjamin
Title:    Vice-Chairman and Chief Administrative Officer

BMO HARRIS BANK N.A.

By:    /s/ Erminia Johannson
Name:    Erminia Johannson
Title:    Group Head, US Personal and Business Banking

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE A

Servicing Duties

As a first-party servicer acting on behalf of, and at the direction and control of, Lender, and in compliance with Lender’s policies and procedure as communicated to Servicer and the terms of the Program Materials and in compliance in all material respects with applicable Law, Servicer shall timely bill, collect, process, post and account for payments made by the Borrowers and otherwise manage, administer, collect (in accordance with the written GreenSky® Program collection procedures, attached hereto as Schedule C, as may be amended from time to time), forward payments to Lender, and provide Servicing with respect to the Loans (and perform all activities ancillary thereto) on behalf of Lender in accordance with the GreenSky® Program servicing policies and procedures adopted by Lender and established by Lender for the Loans and the terms of the Program Materials and in compliance in all material respects with applicable Law. Servicer will furnish monthly invoices to the Borrowers with respect to their payments and transactions and shall otherwise deal with the Loans and the Borrowers as representative of Lender, in the name of Lender or the applicable GreenSky® Program, as a first-party servicer. Servicer will calculate and communicate to Lender the Performance Fee and Servicing Fee.

Payment Procedures

As a first-party servicer acting on behalf of, and at the direction and control of, Lender, and in compliance with Lender’s policies and procedure as communicated to Servicer, Servicer shall instruct all Borrowers, in writing, to remit all checks, drafts, cash and other remittances with respect to payments under their Loan to Lender via the Lockbox or ACH Account, as applicable, in monthly invoices (such written notice to be substantially in the form adopted and established by Lender), and Servicer shall process such remittances in accordance with Section 2.01(e)(ii). All payments received by Servicer from a Borrower are received on behalf of Lender for immediate credit to Borrower’s account.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE B

Servicer Reports

[***Approximately 3 pages redacted***]

In addition, Servicer shall deliver, on a frequency that Lender and Servicer shall agree to be necessary and appropriate, such other reports required by Lender in order to comply with applicable Law or as Lender and Servicer shall agree to be necessary and appropriate. Servicer shall provide Lender with periodic reporting as to the performance of all Loans funded by the various lenders, provided, however, that the Borrowers and lenders will not be specifically identified.

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE C

Collection Practices

[*****]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE D

Form of Confidential Settlement and Release Agreement

[***Approximately 4 pages redacted***]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE E

Information Security and Privacy Requirements

[***Approximately 6 pages redacted***]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE F

Insurance Requirements

[*****]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE G

[***Approximately 2 pages redacted***]

Exhibit 10.18(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE H

Governance

[***Approximately 6 pages redacted***]